Second Quarter 2024 Earnings Release Conference Call
July 31, 2024

Jon Paterson – Terex Corporation – Vice President, Treasurer

Good morning, and welcome to the Terex Corporation (“Terex” or “Company”) second quarter 2024 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined by Simon Meester, President and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by question-and-answer.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. These risks are described in greater detail in the earnings materials and in our reports filed with the Securities and Exchange Commission. In addition, we will be discussing non-GAAP financial information which is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3, and I’ll turn it over to Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer

Thanks, Jon, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. I first want to thank and recognize the Terex team for their extraordinary commitment and dedication to our customers, our company, and our people. We closed another strong quarter and I continue to be impressed by our team members and their passion to do what’s best for our stakeholders while keeping each other safe and healthy at the same time.

Please turn to slide 4. Over the past five years, we transformed Terex into a strong, diversified, agile company with significantly improved financial performance. We’re posting another strong quarter, generating revenue of $1.4 billion and delivering adjusted earnings per share (“EPS”) of $2.16, and we’re on track to deliver full-year adjusted EPS in the range of $7.15 to $7.45. I am proud of our global team that continues to perform at a high level, achieving our near-term objectives, and implementing our long-term strategy of Execute, Innovate, and Grow to make Terex an even stronger company in the future.

Turning to slide 5. We’re seeing a mixed set of global economic variables playing out on what we believe is still a very solid long-term macro backdrop for Terex. We like the resiliency of the United States (“U.S.”) economy. Gross Domestic Product (“GDP”) continues to outperform expectations and inflation continues to recede, including a monthly decline in June. Construction spending remains high and certain regional and local soft spots are more than offset by the ramp up of mega projects. Our U.S. rental customers are highly disciplined capital managers and as the operating environment normalizes, we are seeing them return to more customary ordering patterns. In Materials Processing (“MP”), many of our dealers are re-balancing their inventory as more of their customers are renting machines while the interest rate outlook remains uncertain, and more predictable and shorter lead-times are allowing more precise inventory management. Overall, we expect demand in the U.S. market to remain robust. The European economic situation is less clear with conflicting indications. That said, I like our market position across the European Union (“EU”) which was further enhanced by the recent anti-dumping decision. We expect to outperform the market as the macro situation unfolds. We also remain encouraged to see emerging markets such as India, Southeast Asia, the Middle East, and Latin America increasingly adopt our products.

Please turn to slide 6. We believe Terex is poised for consistent sustainable growth, long-term opportunities driven by megatrends, and continue to be bullish on our long-term outlook. This is being driven by strong market dynamics in the U.S. such as onshoring, technology advancements and federal investments, including the Infrastructure Investment and Jobs Act, CHIPS Act, and Inflation Reduction Act. This legislative environment is driving record levels of megaprojects in data centers, electric vehicle and battery manufacturing plants, semiconductor plants, and others, with more projects expected to come online from 2025 to 2027. We anticipate increased activity from infrastructure investments, from roads and bridges to airports, railways and the power grid. We expect to continue driving growth on top of our current baseline through innovation, while continuing to optimize our business operations.
Please turn to slide 7. Our Execute, Innovate, and Grow strategy underpins our strong financial performance and positions us well for accelerated growth. We have a very strong portfolio of businesses.  Businesses that are leaders in their respective markets. My predecessor did a great job leading our effort to clean up the portfolio, so we are in a strong position when you look at the fundamental make-up of Terex. Now layer on the work that we have done in the Execute pillar of our strategy, focused around implementing our Terex operating system. Principles like ensuring alignment of manufacturing and sales plans and reducing fixed cost, help make our financial performance more consistent and predictable. I am proud to say that we are on track to deliver more than $7 of EPS and more than $300 million in free cash flow for the second year in a row. When it comes to innovation, we think about it in two broad ways, first, how do we leverage technology externally to deliver more value to our customers. Over 20% of our sales are related to products that we have introduced in the past three years. This is something of which we are particularly proud. We have a very exciting new product development pipeline that will continue to bring new products to market that increases our customers return on investment. When our customers are more successful using our equipment, we will be more successful. Second, we are leveraging technology internally, making investments in robotics, automation, digitizing workstreams to make us more efficient and more flexible. Our roadmap to continuously make us more competitive and more resilient regardless of market dynamics. And last but not least, Growth. Over the past several years, under the leadership of its President, Kieran Hegarty, MP has grown at a double-digit compound annual growth (“CAGR”) and is now a $2 billion dollar business with consistent strong financial performance. Aerial Work Platforms (“AWP”) is on track to generate about $3.2 billion in revenue this year. Both businesses are now posting strong operating margins and when looking at the market fundamentals, are well positioned for long-term growth. Then when you layer on the recently announced agreement to purchase Environmental Solutions Group, or “ESG”, which further diversifies our portfolio, and is accretive to our performance, we’re truly transforming and growing the Company.

Please turn to slide 8. Pictured here is Terex’s first fully electric minerals processing multi-plant operation. Our customer, a leader in sustainable building materials, road construction and building products, was looking for a solution that met its output requirements and was eco-conscious. Our design dramatically reduced emissions and diesel consumption, while improving output material shape and throughput rates. A great example of the Terex value proposition. Where we add tangible value in real world applications.

Slide 9. The recently announced agreement to purchase ESG, the largest in Terex’s history, accelerates long-term shareholder value growth. This acquisition checks all of our boxes. It adds a non-cyclical, financially accretive, and market-leading business to the Terex portfolio, with tangible synergies in the fast-growing waste and recycling market. We are very excited about the transaction and feel privileged to soon welcome the ESG team to the Terex family. They have truly built a remarkable business. And with that, let me turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer
Thanks, Simon, and good morning, everyone. Let’s look at our second quarter financial performance on slide 10. Before I dive into our results, I’d like to remind everyone that the second quarter of 2023 was a historically strong quarter, primarily due to sales growth and operational efficiencies executed this time last year. Our net sales were approximately $1.4 billion, a slight decrease of 1.5% year over year, with strength in North America offset by declines in the rest of the world. We experienced strength in our AWP segment, with rental activity and equipment replacement product cycles remaining strong. AWP net sales were up nearly 7% year over year and 14% sequentially. Our MP segment was impacted by continued softness in the European market. Gross profit of 23.8% declined due to unfavorable product mix and anticipated manufacturing inefficiencies as we ramp up production in the Monterrey facility. Our selling, general, and administrative expenses (“SG&A”) expenses are comparable to prior year and approximately $2 million favorable to prior year when adjusted for the $2 million one-time gain related to the sale of our Oklahoma City facility last year and this year’s $2 million severance and vesting charges. Corporate SG&A is down $4 million from the prior year. Income from operations was $193 million, with an operating margin of 14%. Interest expense was relatively consistent with the previous year, while other expense increased $2 million from the prior year, primarily due to deal related costs. The second quarter global effective tax rate was 19.2% compared to 16.7% in the second quarter of 2023 due to the reversal of a state tax valuation allowance in the second quarter of 2023. We reported second quarter GAAP EPS of $2.08. We believe adding adjusted EPS to our disclosures provides investors with a better view of our operating performance. Adjusted EPS which excludes nonrecurring and unusual items was $2.16 dollars per share. Free cash flow for the second quarter was $42 million. The second quarter of 2023 free cash flow included the one-time proceeds for the sale of our Oklahoma City facility.

Turning to bookings and backlog on slide 11, the quarter played out as expected. Our current backlog at $2.4 billion is approximately two times our historical norms. We expect our bookings and backlog to continue to transition to normal patterns as lead times stabilize including AWP customers returning to customary seasonality with bookings highest in the first and fourth quarters. Our AWP segment backlog is approximately 2.4 times normal Q2 levels. Our MP backlog is also slightly higher than pre-pandemic levels. For perspective, normalized backlog for MP hovers around $400 to $500 million dollars.

Let's take a look at our segment results. Please turn to slide 12. Over the past few years, MP’s operational excellence delivered higher top line growth and double-digit margins in the mid-teens. For the second quarter, MP continued to demonstrate operational excellence by performing well in a dynamic market with sales of $499 million. Sales were impacted by market pressures in our German based Fuchs material handling business and dealer inventory rebalancing in our aggregates business. MP reported operating profit of $77 million with strong operating profit margins of 15.4% The change in operating profit was due to reduced volume and unfavorable product mix, partially offset by expense discipline. MP is taking action to protect our strong margins, including reduced work schedules, factory lay-offs and further cost reduction activities. MP ended the quarter with backlog of $558 million.

Please turn to slide 13, which details our AWP performance. We delivered solid performance in the second quarter with sales of $882 million, up nearly 7% from last year, primarily reflecting higher demand in North America. In fact, AWP is up 9.5% in sales on a year-to-date basis. AWP reported second quarter operating profit of $134 million. Operating margins were consistent with prior year when adjusting for Monterrey manufacturing start-up inefficiencies and a one-time gain recorded in 2023 for the sale of our Oklahoma City facility. AWP backlog is at $1.8 billion, approximately 2.4 times higher than normal levels for the second quarter.

Please turn to slide 14. We have a very healthy balance sheet that enables us to continue to grow and invest through the cycle. Terex has ample liquidity with net leverage of 0.5 times. We are reaffirming our 2024 free cash flow outlook range of $325 to $375 million. Our strong balance sheet and expected free cash flow generation continues to provide significant capacity to fuel our strategic growth initiatives, including our agreement to purchase ESG as well as return capital to shareholders. As we close on the ESG transaction, we anticipate a net debt to EBITDA leverage of 2.2 times, which is below our 2.5 times target through the cycle and we will utilize our enhanced free cash flow position to further deleverage. We’re planning for capital expenditures this year of approximately $145 million, or about 2.8% of sales, at the expected midpoint, with the largest investment related to our Monterrey facility. We would expect capital expenditure to take a step-down next year and to be a benefit to free cash flow conversion in 2025. Through July 29, 2024, Terex has returned $50 million to shareholders through share repurchases and dividends, essentially offsetting equity compensation dilution. We have approximately $105 million remaining under our share repurchase authorization. We reported a return on invested capital of 25.9%. Terex remains in a very strong financial position to continue investing in our business and executing our strategic initiatives, while returning capital to shareholders.
Now turn to slide 15 and our full-year outlook. It is important to realize we are operating in a complex environment with many macroeconomic variables and geopolitical uncertainties and results could change negatively or positively. With that said, this outlook represents our best estimate as of today. Our outlook does not incorporate any ESG activity. Our sales forecast range has been updated to $5.1 to $5.3 billion, with strength in the AWP business helping to offset some of the weakness in our MP business. For Terex overall, we continue to expect the first half sales to be slightly higher than the second half with the third quarter sales higher than the fourth quarter, as we return to more seasonal customer delivery patterns. We are pleased to increase our full-year operating margin for Terex overall to a range of 12.9% to 13.2%, solidly above full-year 2023 performance. We have lowered our corporate and other expenses to $18 million per quarter in the second half of the year. We expect interest and other expenses of $55 million for the full year. In addition, we are lowering our effective tax rate to 21%. Due to strong operational execution, cost out activities and prudent expense management, our outlook is an EPS range of $7.15 to $7.45, on an adjusted basis. This is the second year in a row we expect to deliver EPS over $7.00.

Let’s review our segment outlook. We expect MP sales to be $1.95 billion to $2.05 billion for the full year, with margins in the range of 15.1% to 15.4%. Sales for the third and fourth quarters will be consistent with Q2 sales, while operating margins are expected to improve slightly from Q2 levels due to management actions taken. For AWP, we expect our 2024 sales range to be $3.15 billion to $3.25 billion, and operating margin in a range of 13.7% to 14.0% for the full year. We expect the second half sales to be lower than the first half with the third quarter higher than the fourth quarter as we return to normal seasonal shipping patterns. We expect margins in the second half to be approximately 200 basis points higher than in 2023, as Monterrey inefficiencies abate and we realize the benefits of our new facility. We are anticipating a full-year AWP incremental margin greater than 25%. Now I will turn it back to Simon.

Simon A. Meester – Terex Corporation – President and Chief Executive Officer
Thanks, Julie. I will now turn to slide 16. Overall, Terex is well positioned and we are excited about our long-term future. Terex is a very different company than 5 years ago, let alone 10 years ago. We are a diversified leader in many different industrial segments, we’re more agile and less vulnerable to cyclicality, with a strong portfolio, strong operating system and last, but not least, a highly engaged competitive team. I am incredibly proud and feel blessed to have been given the trust to lead this Company and I’m very excited about the years ahead. Expect a lot more to come from Terex. And with that, I would like to open it up for questions. Operator?
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